Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB – CRNSF
VACANT LAND PURCHASE AGREEMENT UPDATE

Vancouver, B.C. – February 1, 2011 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, further to the Company's News Release of October 6, 2010, the close of escrow for the Vacant Land Purchase Agreement (“Agreement 1”), entered into by the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), has been extended.

Under Agreement 1, the close of escrow has been extended to February 28, 2011. Under Agreement 1, dated August 25, 2010, Coronus agrees to acquire a 280 acre parcel of vacant land, situated in Vidal, County of San Bernardino, California, from Paul R Marshall Trust. The purchase price is USD $240,000, all cash. In return for extending the close of escrow, Coronus paid Paul R Marshall Trust the forfeitable fee of USD $1,565 (equivalent to 8% per annum interest rate based on the purchase price).

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Coronus Solar Inc.	News Release	Page 1 of 2

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbour provided by Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.

Coronus Solar Inc.	News Release	Page 2 of 2